SUB ITEM 77Q1(a)

Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for MFS Government Markets Income Trust, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for MFS Government Markets Income Trust, dated January 1, 2002 as revised
June 23, 2004 and August 22, 2007, are contained in Post-Effective Amendment No 28 to the Registration Statement of MFS Series Trust XV
(File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under Rule 485 under the
Securities  Act of 1933.  Such  documents  are incorporated herein by reference.